UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2015

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama  35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

    On January 29, 2015, Books-A-Million, Inc. announced the receipt of a non-binding proposal from Clyde B. Anderson, Executive Chairman of the Company, on behalf of the Anderson family, to acquire certain outstanding shares of the common stock of Books-A-Million, Inc., at a cash purchase price of $2.75 per share.  In the proposed potential transaction, the Anderson family would acquire all of the outstanding shares of common stock of the Company not currently owned by the Anderson family through a merger of the Company with a newly formed acquisition vehicle that the Anderson family would control.  The Company intends to promptly review the proposal.  The letter containing this proposal that was received from Mr. Anderson and the Company’s press release are attached to this report as Exhibit 99.1 and 99.2, respectively.
Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.                      Document Description

99.1        Proposal Letter, dated January 29, 2015, to the Board of Directors of the Company
99.2                                   Press Release dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Terrance G. Finley
Terrance G. Finley Chief Executive Officer and President

Dated: January 29, 2015